EXHIBIT 16.1




            GLASSER & HAIMS, P.C.
          99 West Hawthorne Avenue
          Valley Stream, NY  11580





January 10, 2003



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 of Nova International Films, Inc.'s Form 8-K dated January 10, 2003, and we agree with the statements made therein insofar as they relate to our Firm.

Very truly yours,

/s/ Glasser & Haims, P.C.
Glasser & Haims, P.C.